Exhibit 99.1

Keyuan Petrochemicals Announces New General
Manager for Ningbo Keyuan Plastics

Ningbo, China – December 2, 2011 – Keyuan Petrochemicals Inc. (OTCQB: KEYP), (“Keyuan” or “the Company”), an independent manufacturer and supplier of various petrochemical products in China, today announced the appointment of Dr. Jingtao Ma as the new General Manager of Ningbo Keyuan Plastics Company (“Keyuan Plastics”) effective immediately, replacing Mr. Chunfeng Tao.

Keyuan Plastics is an operating subsidiary established in April 26, 2007 to focus exclusively on manufacturing petrochemicals.

Dr. Ma will continue to serve as Executive Vice President of Keyuan. He has over 20 years of experience in research and development and sales and marketing in the petrochemicals industry. Prior to joining Keyuan in 2007, he held various management and technical positions at Sinopec Zhenhai Refining & Chemical Co. from 1992 to 2007. Dr. Ma has a Master of Science and study for Doctorate in Physical Chemistry from Lanzhou Chemistry & Physics Research Institute of Chinese Academy of Sciences .

“Dr. Ma is the best person to lead our Keyuan Plastics business at this time. His production and development expertise will allow us to bring cutting edge products to the market quickly,” stated Mr. Tao. “His appointment will also allow me to focus my attention on further developing our SBS, petrochemicals and asphalt businesses.”

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2010, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility which was completed in September 2011 and is currently on trial production, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Keyuan Petrochemicals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Investor Relations:
MZ North America
Ted Haberfield, President
Phone: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: www.mz-ir.com

Mr. Andrew Haag, Managing Partner, USA Hampton Growth, LLC Tel: +1-877-368-3566 Email: andrew@hamptongrowth.com Web: www.hamptongrowth.com